UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported)  March 9, 2006
                                                  ------------------------------

                           DARLING INTERNATIONAL INC.
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               (Exact Name of Registrant as Specified in Charter)

           Delaware                 000-24620                  36-2495346
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 (State or Other Jurisdiction      (Commission                (IRS Employer
      of Incorporation)            File Number)            Identification No.)

  251 O'CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS              75038
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      (Address of Principal Executive Offices)                 (Zip Code)

Registrant's telephone number, including area code:  (972) 717-0300
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     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

INTEGRATION SUCCESS INCENTIVE AWARD PLAN

     On March 9, 2006, the Compensation Committee of the Board of Directors of Darling International Inc., a Delaware corporation (the "Company"), approved an Integration Success Incentive Award Plan (the "Integration Success Plan") for certain key employees of the Company pursuant to and in accordance with the Company's 2004 Omnibus Incentive Plan (the "2004 Omnibus Plan") in consideration of and conditioned upon the closing ("Closing") of the acquisition of substantially all of the assets (the "Transaction") of National By-Products, LLC, an Iowa limited liability company ("NBP"), by Darling National LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company ("Darling National"). The Transaction is governed by that certain Asset Purchase Agreement (the "Purchase Agreement"), dated December 19, 2005, by and among the Company, Darling National and NBP.

Closing Cash Payment

     Under the Integration Success Plan, certain key employees of the Company will receive a cash payment promptly following Closing, provided the applicable employee's employment with the Company has not terminated, voluntarily or involuntarily, prior to Closing.

Additional Stock-Based Compensation

     Under the Integration Success Plan, certain key employees of the Company and certain key employees of NBP who become an employee of the Company or Darling National at Closing will be entitled to receive a predetermined number of shares of Darling common stock if the average of the per share closing price of Darling common stock on the American Stock Exchange (as adjusted for any stock split, stock dividend, combination or recapitalization) for each of the trading days included in the 90 prior consecutive calendar days ending with the calendar day immediately preceding the last day of the 13th full consecutive month following Closing (the "True-up Market Price") is equal to or greater than the Target Share Price (as such term is defined in the Purchase Agreement), provided the applicable employee's employment with the Company or Darling National has not terminated, voluntarily or involuntarily, prior to the determination of the True-up Market Price. The Target Share Price will be approximately $4.303, but the actual Target Share Price will not be known until Closing.

     The summary of the Integration Success Plan in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Integration Success Plan attached hereto as Exhibit 10.1.

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD PLAN

     On March 9, 2006, the Company's Board of Directors approved a Non-Employee Director Restricted Stock Award Plan (the "Director Restricted Stock Plan") pursuant to and in accordance with the 2004 Omnibus Plan in order to attract and retain highly qualified persons to serve as non-employee directors and to more closely align such directors' interests with the interests of the stockholders of the Company by providing a portion of their compensation in the form of Company common stock.

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
     Under the Director Restricted Stock Plan, $20,000 in restricted Company common stock (the "Restricted Stock") will be awarded to each non-employee director on the third business day after the Company releases its earnings for its prior completed fiscal year, beginning with the earnings release for fiscal 2005 (the "Date of Award"). The Restricted Stock will be subject to a right of repurchase at $.01 per share upon termination of the holder as a member of the Company's Board of Directors for cause and will not be transferable. These restrictions will lapse with respect to 100% of the Restricted Stock upon the earliest to occur of (i) ten years after the Date of Award, (ii) a Change of Control (as defined in the 2004 Omnibus Plan) and (iii) termination of the non-employee director's service with the Company, other than for "cause" (as defined in the Director Restricted Stock Plan).

     The summary of the Director Restricted Stock Plan in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Director Restricted Stock Plan attached hereto as Exhibit 10.2. The 2004 Omnibus Plan, which is incorporated herein by reference, is attached as Exhibit 10.1 to the Company's Current Report on Form 8-K filed May 11, 2005.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

     (d) Exhibits

         10.1     Integration Success Incentive Award Plan.

         10.2     Non-Employee Director Restricted Stock Award Plan.








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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        DARLING INTERNATIONAL INC.


Date:  March 15, 2006                   By: /s/ John O. Muse
                                            ------------------------------------
                                            John O. Muse
                                            Executive Vice President
                                            Finance and Administration













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
                                  EXHIBIT LIST

10.1     Integration Success Incentive Award Plan.


10.2     Non-Employee Director Restricted Stock Award Plan.












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